        Exhibit 10.12

FOURTH AMENDMENT TO THE
AMEREN DEFERRED COMPENSATION PLAN
Amended and Restated Effective January 1, 2010

WHEREAS, Ameren Corporation (“Company”) previously established and adopted the Ameren Deferred Compensation Plan, as amended and restated effective January 1, 2010 (the “Plan”), and as further amended by the First Amendment to the Ameren Deferred Compensation Plan, dated October 14, 2010, the Second Amendment to the Ameren Deferred Compensation Plan, dated November 27, 2013, and the Third Amendment to the Ameren Deferred Compensation Plan, dated December 20, 2013; and

WHEREAS, the Company reserved the right to amend the Plan; and

WHEREAS, the Company desires to amend the Plan to (1) expand eligibility for 401(k) Restoration Deferrals and associated Matching Credits to include participants who are not officers on the Ameren Leadership Team, and (2) provide an employer match for participants who defer salary and incentive awards and are not otherwise eligible to make 401(k) Restoration Deferrals with earnings and losses determined with reference to hypothetical investments selected by the Participant, in accordance with the investment options and procedures adopted by the Company in its sole discretion from time to time.

NOW, THEREFORE, effective as of January 1, 2023, the Plan is amended in the following respects:

1.    Section 3 is amended in its entirety to read as follows:

3.    ELIGIBILITY

Any employee of Ameren who is designated and treated by Ameren as a member of the Ameren Leadership Team shall be eligible to participate in the Plan, unless the Administrative Committee of Ameren Corporation designates such person as ineligible for the Plan. Any such eligible individual may become a Participant by commencing a Deferral Commitment.

Notwithstanding the foregoing, before January 1, 2023, the 401(k) Restoration Benefit was only available to eligible individuals who were officers of the Company and whose total Salary and Incentive Awards for a Plan Year exceeded the limit on compensation in effect under Code Section 401(a)(17) for a given Plan Year. For Plan Years beginning on and after January 1, 2023, the 401(k) Restoration Benefit is also available to an eligible individual who is not an officer of the Company but whose total Salary and Incentive Awards for a Plan Year exceed the limit on compensation in effect under Code Section 401(a)(17) for a given Plan Year.

2.    Sections 7.B and C. are amended in their entirety to read as follows:

B.    All Matching Credits shall be credited with earnings and losses based on hypothetical investments selected by the Participant, in accordance with the investment options and procedures adopted by the Company in its sole discretion from time to time. A Participant’s Deferral Account shall be adjusted periodically as determined in accordance with procedures established by the Company to reflect investment gains and losses.

C.    Matching Credits. Ameren shall provide Matching Credits using the following formula: 100 percent of the first 3 percent of deferrals and 50 percent of the next 3 percent of deferrals deferred by the Participant as a Deferral Commitment. Except as provided in this Section 7.C. any Matching Credits shall be credited to a Participant’s Deferral Account as soon as administratively feasible following the Participant’s deferral.

1.    Salary and Incentive Awards (Other than a 401(k) Restoration Deferral). Ameren shall provide Matching Credits pursuant to the foregoing formula for any Salary and Incentive Awards deferred by the Participant as a Deferral Commitment and do not constitute a 401(k) Restoration Deferral. For purposes of the 2022 Plan Year, any non-officer member of the Ameren Leadership Team shall receive Matching Credits as a “true-up” for any Salary and/or Incentive Award deferrals made to the Plan in calendar year 2022. Such true-up matching contribution shall be credited to a Participant’s Deferral Account in the first quarter of 2023.

2.    401(k) Restoration Deferrals. Ameren shall provide Matching Credits pursuant to the foregoing formula for any 401(k) Restoration Deferral deferred by the Participant as a Deferral Commitment.

*    *    *

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized individual this 9th day of December, 2022.

AMEREN CORPORATION

By: /s/ Mark C. Lindgren

Name: Mark C. Lindgren

Title:    Senior Vice President, Corporate Communications and Chief Human Resources Officer
Ameren Services Company
On Behalf of Ameren Corporation